EXHIBIT 99.1

FARO TECHNOLOGIES, INC. LIST OF PROPERTIES

Faro Europe GmbH & Co. KG
Europe HQ - Germany
Ingersheimer Str. 12
D- 70499 Stuttgart-Weilimdorf
Germany
Telephone: 011-49-171122-22435
Facsimile: 011-49-171122-22444

Munich Sales Office
Fraunhofer str. 18a, 2 Stock
82152 Martinsried,
Germany
Telephone: 011-49-8989-55620
Facsimile: 011-49-8989-556222

Gladbeck Sales Office
Am Wiesenbush 2
45966 Gladbeck,
Germany
Telephone: 011-49-2043-944387
Facsimile: 011-49-2043-944395

Faro UK Sales Office
The Techno Centre
Coventry University, Technology Park
Puma Way, Coventry, CV1 2TT
United Kingdom
Telephone: 011-44-247623-6151
Facsimile: 011-44-247623-6150

Faro France Sales Office
46, avenue des Freres Lumiere
78190 Trappes, France
France
Telephone: 011-33-13016-0600
Facsimile: 011-33-13016-0606

Faro Swiss Manufacturing
Wiesengasse 20
C/ Alberes 68
Beringen Ch 8222
Switzerland
Telephone: 011-41-52-6871940
Facsimile:

                                                                    EXHIBIT 99.1

Portugal Sales & R & D Office
KG-Antares Aveiro
Rva das Leirinhas n 48, Aradas
Aveiro, 3810
Portugal
Telephone: 011-35-10343-71141
Facsimile: 011-35-10343-71143

Faro Spain, SL
CL Rosellon 224
E-08008 Barcelona
Spain
Telephone: 011-34-9321-58271
Facsimile: 011-34-6709-08730

Faro Japan
1401 Wakabadai Meito-ku
Nagoya, Aichi 465-0015
Japan
Telephone: 011-81-52-779-8223
Facsimile: 011-81-52-779-8224

CAM 2 S.R.L.
Via Cometto 7/A
Rivoli 10098
Italy
Telephone: 011-39-011958890

Faro Laser Trackers, LLC
222 Gale Lane
Kenneth Square, PA 19348
Telephone: 610-444-2300
Facsimile: 610-444-2323

Faro Shanghai Co. Ltd.
Suite 507, Kun Yang International Commercial Plaza
No. 798 Zhao Jia Bang Road
Shanghai 200030
China
Telephone: 011-86-21-64675759
Facsimile: 011-86-21-64679579


                                       65